CONTACT:  Bruce Zurlnick                     Melissa Myron/Rachel Albert
          Senior Vice President and          Media Contact: Melissa Merrill
          Chief Financial Officer            Financial Dynamics
          Finlay Enterprises, Inc.           (212) 850-5600
          (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

        FINLAY ENTERPRISES REPORTS SALES FOR THE NOVEMBER/DECEMBER PERIOD

NEW YORK, NY, JANUARY 5, 2006 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today that comparable department sales (departments open for the same months during the comparable period) for the two-month period including November and
December increased 1.0% in its go-forward doors. The go-forward doors exclude the 196 stores that Finlay will no longer operate in 2006 as a result of
Federated's integration plans. Comparable department sales for the two-month period including discontinued stores decreased 0.6%. Total sales for the two-month period increased 9.9% to $385.3 million compared to $350.6 million in the comparable period of 2004.

Comparable department sales for the 11-month period ended December 31, 2005 increased 0.7%, including only the go-forward doors for the November and
December period. Comparable department sales for the 11-month period including discontinued stores increased 0.1%. Total sales for the 11 months increased 6.8%
to $954.1 million compared to $893.6 million in the first 11 months of 2004.

As a result of lower sales than previously projected for the November/December period, the Company now estimates full year diluted earnings per share of $1.65 to $1.75. The Company's previous earnings estimate was $1.80 to $2.00 for fiscal
2005, which was based on comparable store sales in the range of 2.5% to 3.0% for the November/December period. The Company's outlook for fiscal 2005 excludes charges associated with the impairment of goodwill and includes $3.6 million, or
$0.23 per diluted share, of pre-tax closing costs. This outlook compares to diluted earnings per share of $2.25 in fiscal 2004, excluding the costs of refinancing long term debt and tax credits associated with the liquidation of
Sonab, the Company's former European division.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "After a softer than expected November, sales in our continuing stores rebounded in December and the holiday season finished strongly. Also, we were pleased with our results at Carlyle and believe it will continue to be an important platform for future growth. We continued to maintain a tight focus on operating expenses and effectively managed our inventory levels. As we conclude fiscal year 2005, we are positioned to take advantage of opportunities that develop in the new year."

Mr. Reiner concluded, "During the quarter, we signed a new thee-year agreement with Federated for the four Macy's divisions in which we currently operate, and we look forward to an exciting future with the newly-structured divisions. In addition, after Federated announced its plan to realign the May Company stores, we began to take the necessary steps to prepare for an orderly transition of the existing stores that will become part of Macy's East and Macy's West. We have initiated merchandising and marketing strategies in the stores that we will close, which will allow us to discontinue operations in a fiscally responsible manner."

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States. The number of locations at the end of December
2005 totaled 1,012, including 34 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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